Exhibit 5.2

[COPELAND, COOK, TAYLOR & BUSH, P.A. LETTERHEAD]

September 13, 2011

Callon Petroleum Company
200 North Canal Street
Natchez, Mississippi  39120

Ladies and Gentlemen:

We have acted as counsel to Callon Offshore Production, Inc., a Mississippi corporation (“Callon Offshore”), and Mississippi Marketing, Inc., a Mississippi corporation (together with Callon Offshore, the “Covered Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by Callon Petroleum Company, a Delaware corporation (the “Company”), and the subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) unsecured debt securities of the Company (“Debt Securities”), (ii) shares of preferred stock, par value $.01 per share, of the Company (“Preferred Stock”), (iii) shares of common stock, par value $.01 per share, of the Company (“Common Stock”), (iv) warrants to purchase other securities (“Warrants”) and (v) guarantees of Debt Securities by the Subsidiary Guarantors (“Subsidiary Guarantees” and, together with the Debt Securities, the Preferred Stock, the Common Stock and the Warrants, the “Securities” and individually a “Security”) that may be issued and sold from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $400,000,000.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the articles of incorporation and bylaws of the Covered Guarantors; (ii) the form of Indenture filed as Exhibit 4.2 to the Registration Statement to be executed by the Company, as issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee thereunder and any supplement to such Indenture entered into in the future (collectively, the “Senior Debt Indenture”) pursuant to which senior Debt Securities may be issued; (iii) the form of Indenture filed as Exhibit 4.3 to the Registration Statement to be executed by the Company, as issuer, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee thereunder and any supplement to such Indenture entered into in the future (collectively, the “Subordinated Debt Indenture”) pursuant to which subordinated Debt Securities may be issued; (iv) the Registration Statement and all exhibits thereto; and (v) corporate records of the Covered Guarantors, including minute books of the Covered Guarantors, certificates of public officials and of representatives of the Covered Guarantors, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Covered Guarantors contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Covered Guarantors.

In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

In connection with this opinion, we have assumed that (i) the Company and the Subsidiary Guarantors will continue to be incorporated and in existence and good standing in their respective jurisdictions of organization, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus supplement will have been prepared and filed with the Commission properly describing the Securities offered thereby and will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto and will be an enforceable obligation of the parties thereto; and (vii) any applicable indenture and indenture supplement entered into in connection with the issuance of Debt Securities will comply with applicable law and be enforceable in all respects in accordance with its terms.

Callon Petroleum Company
September 13, 2011

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1.             With respect to Debt Securities to be issued under the Senior Debt Indenture and any Subsidiary Guarantees included in the Debt Securities, when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors and the trustee thereunder, (ii) the trustee under the Senior Debt Indenture is qualified to act as trustee under the Senior Debt Indenture, (iii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (iv) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the certificate of incorporation and bylaws, each as amended to date, of the Company, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) and, if applicable, the Board of Directors of each Subsidiary Guarantor, has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor and for the consideration approved by the Company Board, all in accordance with the Registration Statement and any applicable prospectus supplement, any Subsidiary Guarantees included in such Debt Securities will constitute legal, valid and binding obligations of the Covered Guarantors.

2.             With respect to Debt Securities to be issued under the Subordinated Debt Indenture and any Subsidiary Guarantees included in the Debt Securities, when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors and the trustee thereunder, (ii) the trustee under the Subordinated Debt Indenture is qualified to act as trustee under the Subordinated Debt Indenture, (iii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act, (iv) the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board and, if applicable, the Board of Directors of each Subsidiary Guarantor and for the consideration approved by the Company Board, all in accordance with the Registration Statement and any applicable prospectus supplement, any Subsidiary Guarantees included in such Debt Securities will constitute legal, valid and binding obligations of the Covered Guarantors.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law).

(c) In rendering the opinions, we have assumed that, at the time of the sale of the Securities, (i) the resolutions of the Board of Directors or similar governing body, as reflected in the minutes and proceedings of the Company and Subsidiary Guarantors, will not have been modified or rescinded and (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities.

The opinions expressed herein are limited to the federal laws of the United States of America, and, to the extent relevant to the opinions expressed herein, the laws of the State of Mississippi (all of the foregoing being referred to as the “Opined on Law”).  We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such laws on the opinions herein stated.  Haynes and Boone, LLP may rely on this opinion in rendering its opinion dated the date hereof and to be filed as Exhibit 5.1 to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement.  We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectuses forming a part of the Registration Statement.  In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Copeland, Cook, Taylor & Bush, P.A.

Schedule I

Subsidiary Guarantors

Callon Offshore Production, Inc., a Mississippi corporation

Callon Petroleum Operating Company, a Delaware corporation

Mississippi Marketing, Inc., a Mississippi corporation